EXHIBIT 21.1
LIST OF SUBSIDIARIES OF COACH, INC.

1.	504-514 West 34th Street Corp. (Maryland)

2.	516 West 34th Street LLC (Delaware)

3.	B.B. SAS (France)

4.	Coach (Gibraltar) Limited (Gibraltar)

5.	Coach (US) Partnership, LLC (Delaware)

6.	Coach Brasil Participações Ltda (Brazil)

7.	Coach Consulting Dongguan Co. Ltd. (China)

8.	Coach Holdings Partnership (UK) LP (United Kingdom)

9.	Coach Hong Kong Limited (Hong Kong)

10.	Coach International Holdings, Sàrl (Luxembourg)

11.	Coach International Limited (Hong Kong)

12.	Coach Italy S.r.l. (Italy)

13.	Coach Japan Investments, LLC (Delaware)

14.	Coach Japan, LLC (Japan)

15.	Coach Korea Limited (Korea)

16.	Coach Leatherware (Thailand) Ltd. (Thailand)

17.	Coach Leatherware India Private Limited (India)

18.	Coach Legacy Yards Lender LLC (Delaware)

19.	Coach Legacy Yards LLC (Delaware)

20.	Coach Luxembourg Financing S.a.r.l (Luxembourg)

21.	Coach Malaysia SDN. BHD. (Malaysia)

22.	Coach Management (Shanghai) Co., Ltd. (China)

23.	Coach Manufacturing Limited (Hong Kong)

24.	Coach Netherlands B.V. (Netherlands)

25.	Coach Services, Inc. (Maryland)

26.	Coach Shanghai Limited (China)

27.	Coach Singapore Pte. Ltd. (Singapore)

28.	Coach Spain, S.L. (Spain)

29.	Coach Stores Austria GmbH (Austria)

30.	Coach Stores Belgium (Belgium)

31.	Coach Stores Canada, Inc. (Canada)

32.	Coach Stores France, SAS (France)

33.	Coach Stores Germany GmbH (Germany)

34.	Coach Stores Ireland Limited (Ireland)

35.	Coach Stores Limited (United Kingdom)

36.	Coach Stores Netherlands B.V. (Netherlands)

37.	Coach Stores Puerto Rico, Inc. (Delaware)

38.	Coach Stores, Unipessoal LDA (Portugal)

39.	Coach Taiwan Co., Ltd. (Taiwan)

40.	Coach Thailand Holdings, LLC (Delaware)

41.	Coach Vietnam Company Limited (Vietnam)

42.	Karucci, Inc. (Delaware)

43.	Lizzy Mae, Inc. (Delaware)

44.	Services for Stuart S.A.S. (France)

45.	Shoe Heaven, S.L. (Spain)

46.	Shoe Mania, S.L. (Spain)

47.	Shoes by Stuart, S.L.U. (Spain)

48.	Stuart Weitzman (France) S.A.R.L. (France)

49.	Stuart Weitzman Germany GmbH (Germany)

50.	Stuart Weitzman Intermediate LLC (US)

51.	Stuart Weitzman IP, LLC (US)

52.	Stuart Weitzman Italia S.R.L. (Italy)

53.	Stuart Weitzman Monaco, S.A.R.L (Monaco)

54.	Stuart Weitzman Retail Stores, LLC (US)

55.	Stuart Weitzman Spain, LLC (US)

56.	Stuart Weitzman, LLC (US)

57.	Stuart Weitzman Holdings, LLC (US)

58.	SW Italy, LLC (US)

59.	SW Luxembourg Holdings Sarl (Luxembourg)